Exhibit 3.111

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “TW MUSIC HOLDINGS INC.” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF INCORPORATION, FILED THE SEVENTEENTH DAY OF FEBRUARY, A.D. 2004, AT 10:58 O’CLOCK A.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION.

/s/ Harriet Smith Windsor
	[SEAL]	Harriet Smith Windsor, Secretary of State
3765229 8100H		AUTHENTICATION: 2945987

040126733		DATE: 02-23-04

State of Delaware
Secretary of State
Division of Corporations
Delivered 11:02 AM 02/17/2004
FILED 10:58 AM 02/17/2004
SRV 040107528 - 3765228 FILE

CERTIFICATE OF INCORPORATION

OF

TW MUSIC HOLDINGS INC.

I, the undersigned, for the purposes of incorporating and organizing a corporation under the General Corporation Law of the State of Delaware, do execute this Certificate of Incorporation and do hereby certify as follows:

FIRST.  The name of the corporation is TW Music Holdings Inc. (the “Corporation”).

SECOND.  The address of the Corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the city of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

THIRD.  The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH.  The total number of shares of all classes of stock which the Corporation shall have authority to issue is Three Thousand (3,000) shares, consisting of (1) One Thousand Five Hundred (1,500) shares of Class A Voting Common Stock, no par value (the “Class A Stock”) and (2) One Thousand Five Hundred (1,500) shares of Class B Non-Voting Common Stock, no par value (the “Class B Stock”).

The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof are as follows:

(a) Each holder of Class A Stock shall be entitled to one vote for each share of Class A Stock held of record on the books of the Corporation on all matters voted upon by the stockholders. The shares of Class A Stock shall be voted as a class in any such vote.

(b) The holders of Class B Stock shall not have the right to vote on any matter as stockholders of the Corporation, except as required by applicable law.

(c) Except as otherwise provided in paragraphs (a) and (b) of this Article Fourth, the powers, preferences, treatment and rights and the qualifications, limitations or restrictions of the share of Class A Stock and the shares of Class B Stock shall be identical.

FIFTH.  The incorporator of the Corporation is Janice Cannon, whose mailing address is 75 Rockefeller Plaza, New York, NY 10019.

SIXTH.  Unless and except to the extent that the by-laws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

SEVENTH.  In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors of the Corporation is expressly authorized to make, alter and repeal the by-laws of the Corporation, subject to the power of the stockholders of the Corporation to alter or repeal any by-law whether adopted by them or otherwise.

EIGHTH.  A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

NINTH.  The Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this article.

The undersigned incorporator hereby acknowledges that the foregoing certificate of incorporation is his act and deed on this the 17th day of February, 2004.

/s/ Janice Cannon
Janice Cannon
Incorporator